Exhibit 10.33

TRANSITION AGREEMENT

This TRANSITION AGREEMENT (the “Agreement”) is made and entered into this 27th day of April, 2018 by and between James Zukin (hereinafter “Director”) and Athenex, Inc., a Delaware corporation (the “Company”). Director and the Company are sometimes referred to herein each as a “Party” and together as the “Parties.”

WHEREAS, Director has served as an independent director on the Company’s Board of Directors (the “Board”); and

WHEREAS, Director has announced his intent to resign from such Board seat as of July 1, 2018 (the “Transition Date”); and

WHEREAS, Director wishes to remain informally involved with the Company following the Transition Date as a strategic business advisor to the Company; and

WHEREAS, the Company has acknowledged Director’s resignation and wishes to accept his services as a strategic business advisor from time to time on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Transition. Effective as of the Transition Date, Director will voluntarily relinquish his seat on the Company’s Board by reason of resignation, and resign from all positions and memberships with subsidiaries and on Board Committees, including but not limited to his position as Chairman of the Board’s Audit and Risk Management Committee and his membership on the Board’s Nominating and Corporate Governance Committees. As of the Transition Date, Director’s “Continuous Service” as defined by the Athenex, Inc. 2017 Omnibus Incentive Plan (the “Plan”), and under any Award Agreement thereunder (each an “Award Agreement”), will terminate, the options thereby granted shall cease to vest, and any vested options may be exercised in accordance with the Plan and the applicable Award Agreement. Director will receive all usual and customary Board attendance fees for Board service through the Transition Date. Following the Transition Date, no other fees or remuneration will be due or payable to Director by the Company.

2. Term; Services. The term of this Agreement will commence as of the Transition Date and continue for a period of six (6) months (the “Term”). Thereafter, the Term may be extended by mutual agreement of the Parties. During the Term, Director’s title shall be “Senior Strategy and Business Advisor,” and Director will provide, at the request of the Company, such strategic business advice as is mutually agreed to by the Parties from time to time (the “Transition Services”). Provided, however, the Transition Services shall not be considered “Continuous Service” as defined by the Plan or under any Award Agreement thereunder.

3. Mutual Releases.

(a) By signing this Agreement, Director releases and forever discharges the Company, as well as its parent companies, affiliates, subsidiaries, divisions, officers, directors, stockholders, employees, agents, representatives, attorneys, lessors, lessees, licensors and licensees, and their respective successors, assigns, heirs, executors and administrators (collectively, the “Company Parties”), from any and all claims, demands, and causes of action of every kind and nature, whether known or unknown, direct or indirect, accrued, contingent or potential, which Director ever had or now have, including but not limited to any claims arising out of or related to Director’s participation on the Board and its Committees and the termination thereof (except where and to the extent that such a release is expressly prohibited or made void by law). This release includes, without limitation, Director’s release of the Company and the Company Parties from any claims by Director for lost wages or benefits, stock options, restricted stock, equity, compensatory damages, punitive damages, attorneys’ fees and costs, equitable relief or any other form of damages or relief. In addition, this release is meant to release the Company and the Company Parties from all common law claims, including claims in contract or tort, including, without limitation, claims for breach of contract, wrongful or constructive discharge, intentional or negligent infliction of emotional distress, misrepresentation, tortious interference with contract or prospective economic advantage, invasion of privacy, defamation, negligence or breach of any covenant of good faith and fair dealing. Director also specifically and forever releases the Company and the Company Parties (except where and to the extent that such a release is expressly prohibited or made void by law) all claims under laws prohibiting discrimination, harassment and retaliation.

Director acknowledges that this release applies both to known and unknown claims that may exist between Director and the Company and the Company Parties. Director expressly waives and relinquishes all rights and benefits that he may have under any state or federal statute or common law principle that would otherwise limit the effect of this Agreement to claims known or suspected prior to the date he executes this Agreement, and does so understanding and acknowledging the significance and consequences of such specific waiver. In addition, Director hereby expressly understand and acknowledge that it is possible that unknown losses or claims exist or that present losses may have been underestimated in amount or severity, and he explicitly took that into account in giving this release.

Notwithstanding the foregoing, nothing in this Agreement prohibits Director from filing a charge with, or participating in any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Commission or a comparable state or federal fair employment practices agency; provided, however, that this Agreement fully and finally resolves all monetary matters between Director and the Company and the Company Parties, and by signing this Agreement, Director is waiving any right to monetary damages, attorneys’ fees and/or costs related to or arising from any such charge, complaint or lawsuit filed by him or on his behalf, individually or collectively. In addition, nothing in this Agreement extinguishes any claims Director may have against the Company for breach of this Agreement or any claims arising from events that occur following the effective date of this Agreement.

(b) By signing this Agreement, the Company releases and forever discharges Director, and his successors, assigns, heirs, executors and administrators (collectively, the “Director Parties”), from any and all claims, demands, and causes of action of every kind and nature, whether known or unknown, direct or indirect, accrued, contingent or potential, which the

Company ever had or now has, including but not limited to any claims arising out of or related to Director’s participation in the Board and its Committees and the termination thereof (except where and to the extent that such a release is expressly prohibited or made void by law). This release includes, without limitation, release of the Director Parties from any claims for compensatory damages, punitive damages, attorneys’ fees and costs, equitable relief or any other form of damages or relief. In addition, this release is meant to release the Director Parties from all common law claims, including claims in contract or tort, including, without limitation, claims for breach of contract, wrongful or constructive discharge, intentional or negligent infliction of emotional distress, misrepresentation, tortious interference with contract or prospective economic advantage, invasion of privacy, defamation, negligence or breach of any covenant of good faith and fair dealing.

The Company acknowledges that this release applies both to known and unknown claims that may exist between the Company and the Director Parties. The Company expressly waives and relinquishes all rights and benefits that it may have under any state or federal statute or common law principle that would otherwise limit the effect of this Agreement to claims known or suspected prior to the date it executes this Agreement, and does so understanding and acknowledging the significance and consequences of such specific waiver. In addition, the Company hereby expressly understands and acknowledges that it is possible that unknown losses or claims exist or that present losses may have been underestimated in amount or severity, and the Company explicitly took that into account in giving this release.

(c) The Parties understand, acknowledge and agree that the releases set out above in this Section 3 are a mutual compromise of any potential claims between Director Parties and the Company Parties, and are not an admission by either Party that any such claims exist or that any Party is liable for any such claims. By signing this Agreement, Director agrees and acknowledges that he has no cause to believe that any violation of any local, state or federal law has occurred with respect to his service on the Board or the termination thereof, including but not limited to any violation of any federal, state municipal, foreign or international whistleblower or fraud law, statute or regulation. In addition, Director further agrees and acknowledges that he is not aware of any conduct that would be unlawful under the False Claims Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, or any other compliance obligation.

4.	Confidentiality.

(a) During Director’s tenure on the Board and in the course of performing the Transition Services, Director acknowledges that he has or may become aware of or had or may have access to Confidential Information and/or Materials (as defined below). Director acknowledges The Company is and shall at all times remain the sole owner of Confidential Information and Materials. Director shall not directly or indirectly publish, disseminate or otherwise disclose, deliver or make available to any third party any Confidential Information, Materials or Third Party Confidential Information (as defined below), other than in furtherance of the purposes of this Agreement, and only then with the prior written consent of the Company; nor shall Director use such Confidential Information, Materials or Third Party Confidential Information for Director’s own benefit or for the benefit of any other third party or other than as required to perform the Transition Services. Director shall be liable for any disclosure or use of Confidential Information, Materials or Third Party Confidential Information by any person to whom Director furnishes such information or materials.

(b) “Confidential Information” means, except as described in Section 3(c), all information that is or may be used in the business of the Company or that relates to the Company’s scientific or business affairs, including but not limited to trade secrets; secret, proprietary or confidential information; proprietary technology; research and development information; new product and service ideas; business plans; marketing, financial, trading, research, and sales data; financial and other personal information regarding customers, business partners or employees; the terms of this Agreement; and all information that is treated by the Company as secret, proprietary or confidential. Confidential Information is contained in various media, including records of research data and observations, records of clinical trials, patent applications, computer programs, supply and customer lists, internal financial data and other documents and records of the Company, whether or not labeled or identified as “Confidential” or prepared in full or in part by Director (the “Materials”). Any similar information or materials obtained by or given to The Company about or belonging to its suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others is referred to herein as “Third Party Confidential Information” and is subject to the exclusions comparable to those set forth in this Section 3(b).

(c) Confidential Information does not include information that (a) was known to Director at the time it was disclosed, other than by previous disclosure by The Company, (b) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement; (c) is made available to Director by a third party who did not derive it from The Company and who imposes no obligation of confidence on Director; or (d) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all available protection and reasonable advance notice is given to The Company.

(d) Upon the Company’s request at any time, Director shall return immediately to the Company all copies and other tangible manifestations of Confidential Information and all Materials then in Director’s possession or control. Director shall return any Third Party Confidential Information upon request of the third party or the Company.

(e) Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 USC Section 1833(b), Director shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(f) Nothing in this Agreement prohibits Director from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Director does not need the prior authorization of the Company to make any such reports or disclosures, and Director is not required to notify the Company that he has made such reports or disclosures.

5. No Disparagement. Director agrees that he will not denigrate, defame, disparage or cast aspersions upon the Company, the Company Parties, their products, services, business and manner of doing business, and that Director will use Director’s reasonable best efforts to prevent any member of his immediate family from engaging in any such activity; provided, however, nothing in this Agreement prohibits Director from providing truthful information and/or testimony in connection with any investigation or proceeding conducted by a federal, state or local government official or agency. The Company agrees that it and its officers and directors will not denigrate, defame, disparage or cast aspersions upon the Director; provided, however, nothing in this Agreement prohibits the Company and its officers and directors from providing truthful information and/or testimony in connection with any investigation or proceeding conducted by a federal, state, or local government official or agency.

6. Compliance with Laws and Policies. Director will comply with all protocols, specifications, laws and regulations applicable to this Agreement and/or the Transition Services, including, but not limited to, the U.S. Food, Drug and Cosmetic Act. Director has received copies of, and hereby agrees to comply with, the Athenex Code of Business Conduct and Ethics, Whistleblower Policy, Insider Trading and Confidentiality Policy and Related Persons Transaction Policy.

7. Independent Contractor Status. Director agrees that, in providing the Transition Services to the Company, Director is acting as an independent contractor and not an employee of the Company for any purpose, and that he will not be entitled to any wages, benefits or rights provided by the Company to its employees (whether by agreement or by operation or law). Director further acknowledges and agrees that he will retain sole and absolute discretion and judgment in the manner and means of carrying out the Transition Services, and that he has a full opportunity to find other business. Director will not have the authority to enter into any contract on behalf of the Company or otherwise to bind the Company to any agreement unless expressly authorized in writing to do so, and the Company will not be liable for any obligation incurred by Director.

8. Assignment. This Agreement, and the rights and obligations hereunder, may not be assigned, subcontracted, or transferred by either Party without the prior written consent of the other Party, except that the Company may assign its rights under this Agreement in connection with the merger, consolidation or sale of all or substantially all assets of the Company.

9. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with regard to the remaining subject matter hereof, and supersedes all previous written or oral representations, agreements and understandings between the Company and Director with respect to the subject matter hereof. This Agreement may be amended or extended only by a writing signed by both Parties.

10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflicts of laws provision. Any litigation or proceeding that arises out of this Agreement shall be brought in the courts of the State of New York with venue in Erie County or the United States District Court for the Western District of New York and each of the Parties expressly consents to personal jurisdiction in such courts.

11. Severability; Waiver. If any clause, term or provision of this Agreement shall be judged to be invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other clause, term or provision hereof. Failure of either Party at any time to enforce any of the provisions of this Agreement shall not be deemed to be a waiver of such or any other provision hereof.

The Parties hereby cause this Transition Agreement to be signed as an instrument under seal.

ATHENEX, INC.		DIRECTOR

By:	/s/ Johnson Lau	/s/ James Zukin
	Its authorized officer (Signature)	(Signature)

Name:	Johnson Lau	Name:	James Zukin (SEAL)

Title:	CEO & Board Chairman

Date:	April 27, 2018	Date:	April 27, 2018